Exhibit 10.13

ENGINEERING AND CONSTRUCTION CONTRACT

Party A: Hainan Province Medical School
Party B: Hainan JIEN Intelligent Engineering Co., Ltd.

According to Contract Law of the People's Republic of China and other related laws and regulation, it is agreed by both parties as follows:

1.	Project Summary

1)	Name of the Project:
Hainan Province Medical School Digital Multifunctional Synthetic Library Intelligent System – Second Stage

2)	Location of the Project:
Chengxi Road, Hainan

3)	Temporary Construction Cost
RMB 5,590,000 (five million five hundred ninety thousand)
(The number is subject to actual data.)

2.	Contents and Volumes of the Project

1)	Long distance video conference system in the International Room.

2)	Generic Cabling System.

3)	Computer Network System.

3.	Liabilities

1)	Party A’s Liability

a)	Arrange payment strictly in accordance with construction payment schedule.

b)	Assist in providing Party B with related project seals.

c)	Assist in securing business licenses, qualifications, honorary certificates and technician licenses and certificates; provide telephone inquire support and accommodations for visitors.

d)	Party A shall be entitled to supervise the Project.

2)	Party B’s Liability

a)
Provide Party A with materials and equipments and related product qualifications in accordance with the standards, specifications, volumes and quality specified in the Contract. Party B shall be liable any losses caused by its failure in achieving such qualifications.

b)	Party B must construct strictly according to the shop drawing, instructions and construction standards promulgated by the state and shall be supervised by Party A’s representative.

c)
Party B shall be fully compliance with state laws and regulations in regards with safe construction. Party B shall be responsible for the quality and safety of the Project and be fully liable for any losses or casualties caused during the construction.

d)
Party B shall be liable for the following expenses, including, without limitation, social expenses, taxes (deducted directly from the construction payment by Party A), design, construction, purchase of equipments, other expenses, after-sales maintenance, fines, damages and related liabilities.

e)	Party B shall be liable or any of Party A’s losses caused by the delay in the construction.

f)	Party B shall fully perform the Construction Contract for Hainan Province Medical School Digital Multifunctional Synthetic Library Intelligent System – Second Stage agreed and signed by both parties.

g)	Party B shall be liable for any losses caused by the Project design.

h)
Provide Party A with a complete set of construction documents at the completion of the construction (including, without limitation, incoming materials inspection report, the shop drawing, material inspection and receiving report, concealed work inspection form, record on adjustment in construction quantity and completion documents, etc.).

i)	Other liabilities shall be borne by Party B.

4.	Contract Cost and Adjustment

1)
Neither party shall revise any provision of the Contract without the other party’s consent. The provision shall be modified as otherwise agreed by both parties, or if any of the following event occurs:

a)	Increase/decrease of the construction quantity confirmed by Party A.

b)	Other increase/decrease or adjustment of the construction agreed by both parties.

2)	Construction payment schedule is as follows:

a)	Direct the payment in accordance with the construction payment schedule. 70% of the construction cost shall be paid prior to the acceptance of the work.

b)	25% of the construction cost shall be paid by Party A within seven (7) days after the acceptance of the work.

c)	The remaining 5% of construction cost shall be retained as deposit by Party A for quality assurance purpose and paid within seven (7) days after twelve months from the date of acceptance of the work.

d)
Party A shall be charged a penalty at a interest rate of 1‰ on a daily basis on past due balance. Party A shall compensate Party B for the losses due to termination or suspension of construction caused by such default.

e)	Settlement method of the Contract. Payment method of the construction cost shall be bank wire transfers for both parties, and the payment date shall be the date specified on the check.

f)	Every transfer shall be signed and approved by both parties.

5.	Repair and Maintenance of the Project

1)	The warranty period shall be as specified in Construction Contract for Hainan Province Medical School Digital Multifunctional Synthetic Library Intelligent System – Second Stage.

2)
If Party B fails to provide after-sales services or solve after-sales problems within two (2) days upon its receipt of Party A’s request of after-sales service, Party A may arrange after-sales service and deduct relevant expenses from Party B’s deposit.

6.	Liability for Breach of Contract

1)	The construction project implemented by Party B shall not be subcontracted.

2)
Neither party shall revise or terminate the Contract without the other party’s consent. If Party B terminate the Contract without Party A’s prior consent, Party B shall be liable for any economic losses caused by the delay of the construction. If Party A terminate the Contract without Party B’s prior consent, Party A shall be liable for any of Party B’s economic losses caused by such default.

3)
Party A shall not excuse payment of any amount due to Party B. In the event of payment delay, Party A shall be charged a penalty at an interest rate of 0.5‰ on the construction cost on a daily basis.  Party A shall also be liable for any economic losses caused by such delay.

4)	In the event of contract disputes, both parties shall continue the Contract to ensure the continuity of the construction and protect the completed work, unless the following events occur:

a)	The Contract cannot be performed by certainty.

b)	The cease of the construction is agreed by both parties through negotiation.

c)	The cease of the construction is required by mediation and accepted by both parties.

d)	The cease of the construction is required by arbitration agents.

e)	The cease of the construction is required by the courts.

5)
Party A’s liability for breach of the Contract. Party A shall be liable for any losses caused by its failure in timely providing necessary confirmation or approval, performing the Contract or on time construction payment. The construction term shall be extended accordingly.

6)
Party B’s liability for breach of the Contract. Party B shall be liable for any Party A’s losses caused by its failure in completing the construction on time, achieving the qualification as agreed or performing the provisions specified in the Contract.

7)
Standards for Damages. Either party terminated the Contract for no reasonable reasons without the other party’s consent is deemed as a default of the Contract. In the event of default by any party resulting in losses to the other party, the defaulting party shall be liable for any economic losses caused by such default and shall additionally compensate 1% of the total construction cost to the non-defaulting party as damages.

8)
Scope of Economic Damages. Party B shall be liable for any economic losses caused by its failure in completing the construction on time, achieving the qualification as agreed or performing the provisions specified in the Contract.

9)	Remedy of Contract Dispute. Disputes shall be resolved through negotiation by both parties. Any dispute not resolved through negotiation shall be brought to any court having jurisdiction thereof.

7.	The Contract is written in four (4) counterparts, with each party holding two counterparts with each having the same force and effect.

8.
The Contract shall become effective from the date of execution hereof by both parties with the companies’ official seals affixed hereto. The Contract shall be terminated upon satisfactory completion of the Project and the expiration of the warranty period.

9.
The attachment Construction Contract for Hainan Province Medical School Digital Multifunctional Synthetic Library Intelligent System – Second Stage shall have the same force and effect as the Contract.

EMPLOYER: HAINAN PROVINCE MEDICAL SCHOOL

By: ___________________________

Title: Legal representative
Date: November 5, 2008

CONTRACTOR: HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.

By: ___________________________

Title: Legal representative
Date: November 5, 2008